SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    ---------


                                   FORM 8-K/A
                                (Amendment No. 1)


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the

                         SECURITIES EXCHANGE ACT OF 1934





         Date of Report (Date of earliest event reported) July 3, 1997





                      CENTRAL TRACTOR FARM & COUNTRY, INC.
               (Exact name of registrant as specified in charter)



   Delaware                          0-24902                 42-1425562
 (State or other                 (Commission file           (IRS employer
 jurisdiction of                     number)               identification no.)
 incorporation)



3915 Delaware Avenue, Des Moines, Iowa                        50316-0330
(Address of principal executive offices)                      (Zip code)



Registrant's telephone number, including area code: (515) 266-3101

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements of the Business Acquired.


COUNTRY GENERAL, INC.                                                    Page
  Independent Auditors' Report                                            F-2
  Balance Sheets - May 24, 1997 and May 25, 1996                          F-3
  Statements of Income - Years ended May 24, 1997 and May 25, 1996        F-4
  Statements of Stockholder's Equity - Years ended May 24, 1997
      and May 25, 1996                                                    F-5
  Statements of Cash Flows - Years ended May 24, 1997 and May 25, 1996    F-6
  Notes to Financial Statements                                           F-7


(b)  Pro Forma Financial Information

CENTRAL TRACTOR FARM & COUNTRY, INC.

  Unaudited Pro Forma Condensed Consolidated Statement
       of Income Data                                                     F-13
  Notes to Pro Forma Condensed Consolidated Financial Statements          F-14

(c) Exhibits.

         The following documents are filed as exhibits to this report:

Exhibit No.       Description

2.1 Stock Purchase Agreement, dated as of June 26, 1997, by and between the Company and ConAgra, Inc.*

99.1         Amended and Restated Credit Agreement, dated as of July 3, 1997*

-------------
* Previously filed

COUNTRY GENERAL, INC.
(A WHOLLY OWNED SUBSIDIARY OF
CONAGRA, INC.)
Financial Statements for the
Years Ended May 24, 1997 and May 25, 1996 and Independent Auditors' Report

INDEPENDENT AUDITORS' REPORT
To the Board of Directors and Stockholder
Country General, Inc.

We have audited the accompanying balance sheets of Country General, Inc. (a wholly owned subsidiary of ConAgra, Inc.) as of May 24, 1997 and May 25, 1996 and the related statements of income, stockholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audits provide a reasonable basis for our opinion. In our opinion, such financial statements present fairly, in all material respects, the financial position of Country General, Inc. at May 24, 1997 and May 25, 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


          Delliotte & Touche LLP

June 27, 1997


COUNTRY GENERAL, INC.
(A Wholly Owned Subsidiary of ConAgra, Inc.)

BALANCE SHEETS
MAY 24, 1997 AND MAY 25, 1996

ASSETS                                                               1997              1996

CURRENT ASSETS:
  Cash and cash equivalents                                     $   1,124,742    $   2,316,526
  Accounts receivable, net of allowance for doubtful accounts
    of $127,600 and $80,000, respectively                           5,738,485        5,971,253
  Inventory                                                        98,332,540      117,930,606
  Prepaid expenses                                                    665,672          757,528
  Current deferred income tax benefits (Note C)                     3,126,499        2,176,251
                                                                -------------    -------------
           Total Current Assets                                   108,987,938      129,152,164

PROPERTY AND EQUIPMENT (Note B)                                    46,395,656       45,463,329
  Less accumulated depreciation                                   (29,674,870)     (27,253,873)
                                                                -------------    -------------
           Net Property and Equipment                              16,720,786       18,209,456

OTHER ASSETS:
  Deferred income tax benefit (Note C)                                   --          2,209,817
  Other                                                               182,353          169,817
                                                                -------------    -------------

                                                                $ 125,891,077    $ 149,741,254
                                                                =============    =============
LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
  Accounts payable                                              $  41,404,108    $  49,757,850
  Accrued liabilities                                               8,919,633        9,961,886
                                                                -------------    -------------
           Total Current Liabilities                               50,323,741       59,719,736

DUE TO RELATED PARTIES                                             10,215,849       29,657,988

DEFERRED TAX LIABILITY (Note C)                                       252,382             --

RESTRUCTURING CHARGE RESERVE (Note G)                               1,039,848        2,658,984
                                                                -------------    -------------

           Total Liabilities                                       61,831,820       92,036,708

COMMITMENTS (Note E)

STOCKHOLDER'S EQUITY:
  Common stock ($1 par value, 1,000 shares authorized, issued
    and outstanding)                                                    1,000            1,000
  Contributed capital                                              54,195,206       54,195,206
  Retained earnings                                                 9,863,051        3,508,340
                                                                -------------    -------------
                                                                   64,059,257       57,704,546
                                                                -------------    -------------

                                                                $ 125,891,077    $ 149,741,254
                                                                =============    =============

See notes to financial statements.

COUNTRY GENERAL, INC.
(A Wholly Owned Subsidiary of ConAgra, Inc.)

STATEMENTS OF INCOME
YEARS ENDED MAY 24, 1997 AND MAY 25, 1996


                                                      1997              1996

SALES                                            $ 289,205,224    $ 296,631,763

COST OF SALES                                      202,745,078      208,194,947
                                                 -------------    -------------

GROSS PROFIT                                        86,460,146       88,436,816

OTHER REVENUES - NET                                 3,041,421        2,746,327

OPERATING, SELLING AND ADMINISTRATIVE EXPENSES      69,937,059       75,134,472

DEPRECIATION AND AMORTIZATION                        3,414,402        3,465,843

RESTRUCTURING CHARGE (Note G)                             --          7,203,984
                                                 -------------    -------------

           Income from Operations                   16,150,106        5,378,844

OTHER INCOME/(EXPENSE):
  Interest expense (Note D)                         (5,688,263)      (6,535,746)
  Other, net                                            (9,748)           3,004
                                                 -------------    -------------

           Total Other Income/(Expense)             (5,698,011)      (6,532,742)
                                                 -------------    -------------

INCOME (LOSS) BEFORE INCOME TAXES                   10,452,095       (1,153,898)

PROVISION FOR INCOME TAXES (BENEFIT) (Note C)        4,097,384         (464,026)
                                                 -------------    -------------

NET INCOME (LOSS)                                $   6,354,711    $    (689,872)
                                                 =============    =============


See notes to financial statements.


COUNTRY GENERAL, INC.
(A Wholly Owned Subsidiary of ConAgra, Inc.)


STATEMENTS OF STOCKHOLDER'S EQUITY
YEARS ENDED MAY 24, 1997 AND MAY 25, 1996

                            Common      Contributed     Retained
                            Stock         Capital       Earnings         Total

BALANCE, May 27, 1995   $      1,000   $ 54,195,206   $  4,198,212    $ 58,394,418

  Net loss                      --             --         (689,872)       (689,872)
                        ------------   ------------   ------------    ------------

BALANCE, May 25, 1996          1,000     54,195,206      3,508,340      57,704,546

  Net income                    --             --        6,354,711       6,354,711
                        ------------   ------------   ------------    ------------

BALANCE, May 24, 1997   $      1,000   $ 54,195,206   $  9,863,051    $ 64,059,257
                        ============   ============   ============    ============


See notes to financial statements.


COUNTRY GENERAL, INC.
(A Wholly Owned Subsidiary of ConAgra, Inc.)

STATEMENTS OF CASH FLOWS
YEARS ENDED MAY 24, 1997 AND MAY 25, 1996

                                                                  1997              1996

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                          $  6,354,711    $   (689,872)
  Adjustments to reconcile net income to net cash provided
    by operating activities:
      Restructuring reserve                                          --         7,203,984
      Depreciation and amortization                             3,414,402       3,465,843
      Deferred income tax benefit                               1,511,951      (2,762,355)
      (Gain) loss on disposition of assets                          9,748          (3,004)
      Changes in operating assets and liabilities:
        Accounts receivable                                       232,768         240,736
        Inventory                                              19,598,066      (1,058,460)
        Prepaid expenses                                           91,856         602,805
        Accounts payable                                       (8,353,742)    (11,300,231)
        Accrued liabilities                                    (2,863,240)       (326,874)
      Other, net                                                  (15,869)        (23,665)
                                                             ------------    ------------

           Net Cash Flows From Operating Activities            19,980,651      (4,651,093)

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures                                         (1,789,242)     (3,065,122)
  Proceeds from sale of property, plant and equipment              58,946           6,951
                                                             ------------    ------------

           Net Cash Flows From Investing Activities            (1,730,296)     (3,058,171)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net change in due to related parties                        (19,442,139)      7,864,220
                                                             ------------    ------------

           Net Cash Flows From Financing Activities           (19,442,139)      7,864,220
                                                             ------------    ------------

NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS                                             (1,191,784)        154,956

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                  2,316,526       2,161,570
                                                             ------------    ------------

CASH AND CASH EQUIVALENTS AT END OF YEAR                     $  1,124,742    $  2,316,526
                                                             ============    ============


See notes to financial statements.

COUNTRY GENERAL, INC.
(A Wholly Owned Subsidiary of ConAgra, Inc.)
Notes to Financial Statements
Years Ended May 24, 1997 and May 25, 1996

A.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of the Business - Country General, Inc. (the Company), a wholly owned subsidiary of ConAgra, Inc., is a retailer of farm, ranch and home supplies operating in 114 stores located in twelve states throughout the central United States, Georgia and Florida. As of and prior to May 28, 1994, the Company was a division of ConAgra, Inc. Effective the beginning of fiscal 1995, the net assets of the Company were transferred to a Delaware Corporation and the Company became a wholly owned subsidiary of ConAgra, Inc.

Fiscal Year - Country General, Inc. (the Company) has its fiscal year end on the Saturday closest to ConAgra, Inc.'s year end, which is the last Sunday in May.

Inventories - Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out method. Included in inventory are costs to procure, warehouse and place the inventory in stores, which totalled approximately $4,310,000 and $5,916,000 at May 24, 1997 and May 25, 1996,
respectively.

Other Revenues - Other revenues consist primarily of gasoline sales, which are reported net of the cost of the gasoline of $25,347,550 and $24,433,202 at May 24, 1997 and May 25, 1996, respectively. Other revenues also include income from finance charges on accounts receivable of $135,872 and $124,212 in fiscal 1997 and 1996, respectively.

Pre-Opening Expenses - Costs associated with the opening of new stores are capitalized and amortized over the first full year of the store's operations. These costs are carried as prepaid expenses prior to the store opening.

Depreciation and Amortization - Property and equipment are stated on the basis of historical cost. Depreciation is computed using the straight-line method based upon the estimated useful lives of the assets as follows:


   Buildings  and   improvements                      31  years
   Leasehold improvements                     Life of the lease
   Equipment                                          3-7 years

Income Taxes - The Company files consolidated federal and state income tax returns with its parent, ConAgra, Inc. Deferred income taxes are provided for those items reported in different periods for income tax and financial statement purposes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109.

Use of Estimates - Preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates or assumptions affect reported amounts of assets, liabilities, revenue and expenses as reflected in the financial statements. Actual results could differ from estimates.

B.    PROPERTY AND EQUIPMENT

Property and equipment is comprised of the following:

                                       1997                 1996

Land                               $ 1,961,540           $ 1,961,540
Buildings and improvements          16,821,705            16,126,937
Leasehold improvements               2,791,007             2,851,051
Office furniture and equipment       2,898,685             2,665,205
Store and distribution equipment    20,577,320            20,259,066
Transportation equipment               287,394               358,815
Construction in progress             1,058,005             1,240,715
                                   -----------           -----------

                                   $46,395,656           $45,463,329
                                   ===========           ===========


C.    INCOME TAXES

The provision for income taxes (benefit) includes the following:

                       1997                  1996
Current:
  Federal          $ 2,223,468           $ 2,058,272
  State                361,965               240,057
                   -----------           -----------
                     2,585,433             2,298,329
Deferred:
  Federal            1,360,755            (2,486,120)
  State                151,196              (276,235)
                   -----------           -----------
                     1,511,951            (2,762,355)
                   -----------           -----------

                   $ 4,097,384           $  (464,026)
                   ===========           ===========


Income taxes computed by applying statutory rates to income before taxes are reconciled to the provision for income taxes set forth in the financial statements as follows:

                                                  1997           1996

Computed U.S. federal income taxes (benefit)   $3,553,712   $ (392,325)
State income taxes, net (benefit)                 543,672      (71,701)
                                               ----------   ----------

Income taxes provided                          $4,097,384   $ (464,026)
                                               ==========   ==========

The tax effect of temporary differences that give rise to significant portions of deferred tax assets and liabilities consist of the following at May 24, 1997 and May 25, 1996:

                                          1997                1996

Current:
  Inventory                           $ 1,646,858         $ 1,027,202
  Accrued expenses                      1,479,641           1,149,049
                                      -----------         -----------

                                      $ 3,126,499         $ 2,176,251
                                      ===========         ===========

Long-Term:
  Depreciation                        $  (657,922)        $  (599,737)
  Restructuring charge reserve            405,540           2,809,554
                                      -----------         -----------

                                      $  (252,382)        $ 2,209,817
                                      ===========         ===========


D.    RELATED PARTY TRANSACTIONS

The Company conducts various business transactions with ConAgra, its parent company, and several of its affiliated companies. These transactions include sales to and purchases from other ConAgra companies. Total sales to related companies were insignificant in both fiscal years 1997 and 1996.

ConAgra provides the Company cash management and treasury services. ConAgra charges the Company interest on the Company's base division investment, which represents the amount of capital permanently employed by the Company. Base division investment is calculated as working capital, exclusive of cash and deferred taxes, plus property and equipment plus other assets. At May 24, 1997 and May 25, 1996 the base division investment borrowings totalled $63,972,000 and $80,117,000, respectively. The interest rates on these borrowings ranged from 5.5% to 5.9% during fiscal 1997 and 5.5% to 6.1% during 1996.

The Company was charged $181,424 and $525,038 for certain computer processing, printing, payroll processing, telephone services and other services provided by ConAgra during fiscal years 1997 and 1996, respectively. The Company participates in ConAgra's insurance programs, including workers' compensation, property, general and auto liability. These insurance programs require the Company to pay premiums and assume losses up to levels specified in the programs. The Company was charged $605,031 and $738,412 from ConAgra for these insurance coverages in fiscal years 1997 and 1996, respectively. The cost of the insurance premiums and other services provided by ConAgra are classified in operating, selling and administrative expenses.

E.    LEASE COMMITMENTS

The Company conducts a number of its operations in leased facilities under numerous noncancelable operating leases expiring at various dates through March 30, 2007. Most of the Company's stores have lease terms of 5-10 years and generally contain renewal options. Total rent expense under these leases approximated $4,900,000 and $5,600,000 in fiscal years 1997 and 1996, respectively. Certain leases are based on a minimum annual rental, plus a percentage of sales in excess of a specified amount. Total payments under such additional percentage rentals were insignificant to the Company's financial position and results of operations for fiscal years 1997 and 1996. Total future minimum rental commitments under these operating leases are as follows:

1998                         $ 4,603,221
1999                           4,300,550
2000                           3,360,730
2001                           2,330,284
2002                           1,942,452
2003 and thereafter            1,224,220
                             -----------
                             $17,761,457
                             ===========


F.    EMPLOYEE BENEFIT PLANS

The Company participates in ConAgra's multi-employer defined contribution plan, defined benefit pension plan and postretirement benefit plan. The defined contribution plan is a 401(k) profit sharing plan covering eligible employees who elect to participate. Contributions are based on the amount of employee deferrals and the employers matching formula. The Company's matching contribution relates to the employees' deferrals up to a maximum of 3% of employees' compensation for 1997 and 1996. Total expense incurred under this plan was $330,398 and $331,271 in fiscal 1997 and 1996, respectively. The defined benefit pension plan provides retirement income for eligible salaried and hourly employees. Benefits are based on years of credited service and average compensation or stated amounts for each year of service. The postretirement benefit plans provide certain medical and dental benefits to qualifying employees. Total expense incurred under the pension and postretirement benefit plans was $936,981 and $709,597 in fiscal 1997 and 1996, respectively.

  G. RESTRUCTURING CHARGE

In the fourth quarter of fiscal 1996, the Company adopted a restructuring plan. The restructuring involved closing all of the Company's stores located in California, a related distribution center, and two midwestern stores. Costs included in the restructuring charge at May 25, 1996 include the following:


Severance and related costs           $  829,000
Future lease commitments               1,460,000
Inventory  clearance  markdowns        4,290,000
Write off of leasehold improvements      255,000
Other cash costs                         369,984
                                      ----------
                                      $7,203,984
                                      ==========


There were no adjustments made during fiscal 1997 to the restructuring charge reserve other than cash inflows and outflows related to the store closings. The restructuring plan is expected to be substantially completed in fiscal 1998.

H. SUBSEQUENT EVENT

On June 26, 1997, ConAgra, Inc. entered into an agreement to sell all of the issued and outstanding shares of capital stock of the Company to Central Tractor Farm & Country, Inc. The transaction is expected to close on July 3, 1997.

              CENTRAL TRACTOR FARM AND COUNTRY, INC. AND SUBSIDIARY PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

         On July 3, 1997, Central Tractor Farm & Country, Inc. ("CT" or the "Company") acquired all the outstanding capital stock of Country General, Inc. ("CG") from ConAgra, Inc. ("ConAgra") in exchange for $135,000,000 in cash, subject to post-closing adjustment ( the "Acquisition"). As a result of the Acquisition CG became a wholly-owned subsidiary of CT. The funds required to purchase CG came from a new line of credit and a capital contribution of $49,750,000. Concurrent with acquisition, the Company entered into a New Credit Facility with a bank which consist of a $50,000,000 term loan facility, which was fully funded. and a $ 100,000,000 revolving credit facility. The amounts originally funded and drawn under the New Credit Facility were used, in part, to prepay outstanding borrowings under the Company's prior line of credit agreement. The Pro forma adjustments are based upon available data and certain assumptions that the Company believes are reasonable. The allocation of the total purchase price to the tangible and intangible assets and the liabilities of the company is preliminary . However, the Company does not expect that the final allocation of the purchase price will materially alter the pro forma results of operations.

         The acquisition will be accounted for as a purchase, with the assets acquired and liabilities assumed recorded at fair values, and the results of CG's operations included in the Company's consolidated financial statements from the date of acquisition.

         The accompanying condensed consolidated financial statements illustrate the effect of the acquisition ("Pro Forma") on the Company's results of operations. The condensed consolidated statements of income for the year ended November 2, 1996 and the nine months ended August 2, 1997 are based on the historical statements of income of the CT and CG for those periods. The pro forma condensed consolidated statements of income assume the acquisition took place on October 29, 1995.

         The pro forma financial statements are not necessarily indicative of the Company's results of operations that might have occurred had the transaction been completed as of the date indicated above and do not purport to represent what the Company's consolidated results of operations might be for any future period.

         The accompanying condensed consolidated pro forma financial statements should be read in connection with the historical statements of CT and CG.

                                             CENTRAL TRACTOR FARM AND COUNTRY, INC. (LT)
                                             UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                                                      STATEMENT OF INCOME DATA
                                          (in thousands of dollars, except per share data)

                                                                   Pro Forma
                                                                     CT for
                                                                   year Ended                        Pro Forma
                                        Pro Forma                  November 2,      Historical     Adjustments for
                                        Big Bear                      1996           Country       Country General
                          Historical   for  Period    Pro Forma      Giving          General         Acquisition      Pro Forma
                         CT for Year   of Seven       Adjustments   Effect to         for the             for         CT for Year
                            Ended     Months Ended    for Acquisi-   Big Bear        Year Ended       Year Ended      Year Ended
                         November 2,     May 31,      tion of CT    and JWCAC      November 2,       November 2,     November 2,
                             1996        1996         by JWCAC     Acquisition        1996              1996            1996
                                         (3)            (6)                           (2)
Net Sales                  293,020      14,827                        307,847        305,694                            613,541
Cost of Sales              207,228      10,949                        218,177        224,109                            442,286
                          --------     -------        --------       --------       --------          --------         --------
  Gross Profit              85,792       3,878               0         89,670         81,585                 0          171,255
Selling, general and
  adm expenses              68,197       3,201             240 (7)     71,638         68,396            (4,247)(12)     135,787
Amortization of
 intangibles                   938          78 (4)       1,166          2,182                            1,293 (13)       3,475
                          --------     -------        --------       --------       --------          --------         --------
Operating income            16,657         599          (1,406)        15,850         13,189             2,954           31,993
Interest Expense             1,663                      11,109 (9)     12,772          6,344             2,081 (14)      21,197
                          --------     -------        --------       --------       --------          --------         --------
Income before inc taxes     14,994         599         (12,515)         3,078          6,845               873           10,796
Income taxes                 6,250         239 (5)      (4,540)(10)     1,949          2,997               349 (15)       5,296
                          --------     -------        --------       --------       --------          --------         --------
Net income                   8,744         360          (7,975)         1,129          3,848               524            5,500
                          ========     =======        ========       ========       ========          ========         ========
Ratio of earnings to
 fixed charges (11)         5.3 x                                                                                        1.4 x
                          ========                                                                                     ========
                                                              Pro Forma CT
                                                                for Nine                           Pro Forma
                                                              Months Ended        Historical     Adjustments for
                               Historical     Pro Forma       August 2, 1997       Country       Country General
                             CT for Nine      Adjustments     Giving Effect         General        Acquisition      Pro Forma CT
                             Months Ended  for Acquisition    to Big Bear         for the Nine      for Nine          for Nine
                              August 2,         of CT          and JWCAC         Months Ended     Months Ended       Months Ended
                                 1997          by JWCAC       Acquisition       August 2, 1997    August 2, 1997    August 2, 1997
                                                (6)                                  (2)
Net Sales                      270,432                           270,432             190,996                             461,428
Cost of Sales                  192,382                           192,382             137,613                             329,995
                              --------     --------             --------             -------        --------            --------
  Gross Profit                  78,050           0                78,050              53,383               0             131,433
Selling, general and
  adm expenses                  63,053         100 (7)            63,153              39,382          (3,185)             99,350
Amortization of
intangibles                      1,339         297 (8)             1,636                                 970 (13)          2,606
                              --------     --------             --------             -------        --------            --------
Operating income                13,658        (397)               13,261              14,001           2,215              29,477
Interest Expense                11,586      (1,379) (9)            10,207               3,569           1,916 (14)         15,892
                              --------     --------             --------             -------        --------            --------
Income before inc taxes          2,072         982                 3,054              10,432             299              13,785
Income taxes                     1,281         512 (10)            1,793               4,197             120 (16)          6,110
                              --------     --------             --------             -------        --------            --------
Net income                         791         470                 1,251               6,235             179               7,675
                              ========     ========             ========             =======        ========            ========
Ratio of earnings to  fixed
  charges (11)                 5.3 x                                                                                     1.8 x
                             =========                                                                                  ========

                     CENTRAL TRACTOR FARM AND COUNTRY. INC.
                    NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                 (in thousands)

(1) The proceeds to the Company from the July 3, 1997 refinancing was $159.1 million before commissions and estimated expenses of the offering. The proceeds were used to repay borrowings on the December 23,1996 Credit Facility, purchase capital of Country General and pay transaction fees and expenses.


                Sources of Funds:
                      Equity investment                            $   49,750
                      Senior debt financing                            50,000
                      Senior revolver financing                        59,369
                                                                   ----------
                                                                   $  159,119
                                                                   ----------

                Used of Funds:
                      Repayment of existing credit facilities      $   19,869
                      Purchase of Country General capital stock       135,000
                      Fees and expenses including $2,637
                      charged to operations                             4,250
                                                                   ----------
                                                                   $  159,119
                                                                   ----------


(2) On June 22, 1996, the Company acquired the outstanding stock of Country General, an agricultural specialties retailer, for approximately
         $136,613.00, including transaction fees and expenses. A preliminary allocation of the purchase price to the net assets acquired as is follows:


           Inventories                                           $  101,744
           Accounts receivable, net of allowances for
           doubtful accounts                                          5,795
           Property and equipment                                    16,708
           Other assets                                                 902
           Accounts payable and accrued expenses                    (40,242)
           Goodwill                                                  51,706
                                                                -----------
                                                                $   136,613
                                                                -----------


(3) The Company acquired 31 retail stores and certain net operating assets from Big Bear as of May 31, 1996 for $5,700. Results of operations of these Big Bear stores for the period of seven months ended May 31, 1996 represents (i) historical store-level operating results for the acquired retail stores and do not include any distribution, merchandising or general and administrative costs and expenses of Big Bear which were accounted for at the Big Bear corporate office level and not allocated to the stores; and (ii) the following pro forma incremental costs which represent the additional costs to the Company to provide distribution, merchandising and general and administrative services to the 31 acquired Big Bear stores for the seven month period:


                  Cost of sales - distribution costs                 $  227
                  Selling, general and administration                   200
                                                                      -----
                                                                     $  427


         Actual results of operations of the Big Bear stores since the date of acquisition are included in the consolidated results of operations of the Company for the year ended November 2, 1996 and the thirty nine weeks ended August 2, 1997.

(4) Represents pro forma amount of goodwill amortization relating to the Big Bear acquisition for the seven months ended May 31, 1996.

(5) Represents pro forma income taxes relating to the pro forma adjustments to income before income taxes of the acquired Big Bear stores for the seven-month period ended May 31, 1996, computed using a marginal tax rate of 40.0%.

(6) On November 27, 1996, the Board of Directors of the Company approved, and the Company entered into a merger agreement ("The Merger Agreement") with J.W. Childs Equity Partners, L.P. and two of its affiliates (collectively "Childs") that provided for the acquisition of the Company by Childs. The " Merger Agreement provided that following the acquisition by Childs of all of the Company shares held by affiliates of Butler Capital Corporation, an affiliate ("JWCAC") of Childs would merge with and into the Company and acquire the remaining shares of the Company held by public shareholders for $14.25 per share in cash. The merger was completed on March 27, 1997.

(7) Represents an annual management fee of $240,000 charged by J.W. Childs Associates, L.P. ("Associates"); proportionate for the thirty nine weeks ended August 2, 1997.

(8) Represents the incremental amounts of goodwill amortization (over a period of 40 years) as a result of the increase in goodwill attributable to the acquisition of the Company by JWCAC and the subsequent merger of JWCAC into the Company; proportionate for the thirty nine weeks ended August 2, 1997.

(9) Represents the incremental amount of interest expense relating to the JWCAC Acquisition computed as follows:
                                                              Thirty Nine Weeks
                                             Year Ended            Ended
                                          November 2, 1996     August 2, 1997
Interest expense related to new debt:
  New Revolving Credit Facility            $    177               $    760
New Term Note                                   660                    495
Senior Notes                                 11,156                  8,367
Amortization of deferred financing costs        591                    443
Interest on capital leases                      188                    141
                                           --------               --------
                                             12,772                 10,207
Less interest on outstanding debt            (1,663)               (11,586)
                                           --------               --------
Pro forma adjustment                       $ 11,109               $ (1,379)
                                           --------               --------


         Interest expense related to the New Revolving Credit Facility is determined based on an annual average of approximately $2,150 of borrowings outstanding for the year ended November 2, 1996 and $12,282 for the period ended August 2, 1997. Interest was calculated using the following rates: (a) Revolving Credit Facility: 8.25% (b) New Term
         Loan: 8.00% and (c) Senior Notes: 10.625%.

(10) Represents the reduction of income tax to record the income tax benefit related to pro forma adjustments for the Associates management fees and incremental interest expense, computed using an effective income tax rate of 40.0%. No tax benefit was provided relating to the pro forma adjustment for the incremental amount of goodwill amortization relating to the JWCAC acquisition of the Company, since such amounts will not be deductible for income tax purposes.

(11) For purposes of computing this ratio, earnings consist of income before income taxes plus fixed charges. Fixed charges consist of interest expense, amortization of deferred financing cost and 20% of the rent expense from operating leases which the Company believes is a reasonable approximation of the interest included in the rent.

(12) Represents the reduction of certain corporate general and administrative cost and merchandising costs as a result of closing the corporate office for Country General and consolidating these functions at the Central Tractor corporate office. Cost savings include the elimination of staff and corporate management, reduced building costs and outside services.


                                                            Thirty Nine Weeks
                                      Year Ended                 Ended
                                   November 2, 1996          August 2, 1997

                  Cost savings          4,247                    3,185
                                        -----                    -----

(13) Represents the incremental amount of goodwill amortization (over a period of 40 years) as a result of the increase in goodwill attributable to the acquisition of Country General by the Company; proportionate for the thirty nine weeks ended August 2, 1997.

(14) Represents the incremental amount of interest expense to the CG acquisition computed as follows:

                                                                       Thirty Nine Weeks
                                                     Year Ended             Ended
                                                  November 2, 1996       August 2, 1997

Interest expense related to incremental debt:
Senior Revolving Credit Facility                      $ 4,425              $ 2,485
Senior Term Note                                        4,000                3,000
                                                      -------              -------
                                                        8,425                5,485
Less interest on outstanding debt                      (6,344)              (3,569)
                                                      -------              -------
Pro Forma adjustment                                  $ 2,081              $ 1,916
                                                      -------              -------


         Interest expense related to the New Revolving Credit Facility is determined based on an annual average of approximately $53,633 of borrowings outstanding for the year ended November 2,1996 and $40,156 for the period ended August 2, 1996. Interest was calculated using the following average rates: (a) Revolving Credit Facility: 8.25% (b) New term loan: 8.00%

(15) Represents the additional income tax to record the income tax benefit related to pro forma adjustments for incremental goodwill and interest expense, computed using an effective income tax rate of 40%.

(16) Represents the additional income tax to record the income tax benefit related to pro forma adjustments, computed using an effective income tax rate of 40%.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          CENTRAL TRACTOR FARM & COUNTRY, INC.


                                              /s/ Dean Longnecker
                                          By: Dean Longnecker
                                              Executive Vice President and
                                              Chief Operations Officer
Date: September 16, 1997


                                        3